As filed with the Securities and Exchange Commission on August 11, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4839948
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26 Landsdowne Street

Cambridge, Massachusetts 02139

(617) 651-8851

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan E. Stuart

President and Chief Executive Officer

Fulcrum Therapeutics, Inc.

26 Landsdowne Street

Cambridge, Massachusetts 02139

(617) 651-8851

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lia Der Marderosian, Esq. Craig Hilts, Esq. Caroline Dotolo, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Curtis Oltmans, Esq. General Counsel Fulcrum Therapeutics, Inc. 26 Landsdowne Street Cambridge, Massachusetts 02139 (617) 651-8851

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-244136

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$19,810,000	$2,161.28

(1)

The registrant previously registered the offering, issuance and sale of securities of up to $250,000,000 under the Registration Statement on Form S-3 (File No. 333-244136), which was filed by the registrant on August 11, 2020 and declared effective on August 17, 2020 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $19,810,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Registration Statement.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Fulcrum Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-244136), which was filed on August 11, 2020 and declared effective on August 17, 2020, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on August 12, 2021); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than August 12, 2021.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-244136) filed with the Commission on August 11, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of August, 2021.

FULCRUM THERAPEUTICS, INC.

By:	/s/ Bryan E. Stuart
Bryan E. Stuart
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan E. Stuart Bryan E. Stuart	President and Chief Executive Officer, Director (Principal Executive Officer)	August 11, 2021

* Peter Thomson	Vice President, Finance & Accounting (Principal Financial Officer and Principal Accounting Officer)	August 11, 2021

* Mark Levin	Chairman of the Board of Directors	August 11, 2021

* James J. Collins	Director	August 11, 2021

* Katina Dorton	Director	August 11, 2021

* Alan Ezekowitz	Director	August 11, 2021

* James Geraghty	Director	August 11, 2021

* Robert J. Gould	Director	August 11, 2021

* Kate Haviland	Director	August 11, 2021

* By:	/s/ Bryan E. Stuart
Bryan E. Stuart
Attorney-in-Fact